CONSENT OF INDEPENDENT AUDITORS

         As independent public accountants, we hereby consent to the use of our report dated December 11, 2003 for the TANAKA Growth Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 6 to TANAKA Growth Funds' Registration Statement on Form N-1A (file No. 333-47207), including the references to our firm under the heading "Financial Highlights" in the Prospectus.



/s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

March 29, 2004


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                         CONSENT OF INDEPENDENT AUDITORS

         As independent public accountants, we hereby consent to the use of all references to our firm included in or made a part of this Post-Effective Amendment No. 6 to TANAKA Growth Funds' Registration Statement on Form N-1A (file No. 333-47207), including the references to our firm under the heading "Accountants" in the Fund's Statement of Additional Information.



/s/
Cohen McCurdy, Ltd.
Westlake, Ohio

March 29, 2004